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                                  EXHIBIT 15.1


                       [MARVIN E. JEWELL & CO. LETTERHEAD]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re:    Professional  Veterinary  Products,  Ltd.
           Registration Statement on Form S-1

Commissioners:

We are aware that our report dated June 4, 1999 on our compiled financial statements of Professional Veterinary Products, Ltd. as of April 30, 1999 and for the nine months ended April 30, 1999 and April 30, 1998 is included in Professional Veterinary Products, Ltd. Prospectus as part of the Registration Statement on Form S-1. Pursuant to Rule 436(c) under the Securities Act of 1933, that report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                 Very truly yours,

                                                 MARVIN E. JEWELL & CO., P.C.

                                                 /s/ Dennis Kubicek, VP
                                                 ------------------------------
                                                 Dennis Kubicek, Vice President